As filed with the Securities and Exchange Commission on October 4, 2021

Registration No. 333-257534

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-3 TO

REGISTRATION STATEMENT

ON FORM S-4

Under

THE SECURITIES ACT OF 1933

Coterra Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	04-3072771
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024

(281) 589-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott C. Schroeder

Executive Vice President and Chief Financial Officer

Coterra Energy Inc.

Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024

(281) 589-4600

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With copies to:

Ted W. Paris

Clinton W. Rancher

Eileen S. Boyce

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.10 per share	66,627 (1)	(2)	(2)	(2)

(1)	This Post-Effective Amendment No. 1 on Form S-3 relates to shares of common stock, par value $0.10 per share (“Common Stock”), of Coterra Energy Inc., a Delaware corporation (formerly known as Cabot Oil & Gas Corporation) (the “Registrant”), issuable in the future under certain stock options outstanding pursuant to the Cimarex Energy Co. Amended and Restated 2019 Equity Incentive Plan and the Cimarex Energy Co. 2014 Equity Incentive Plan, each as amended to date, which options were assumed by the Registrant in connection with the merger involving Cimarex Energy Co., a Delaware corporation (“Cimarex”), on October 1, 2021 (the “Merger”) and which options were held by individuals who were not directors or employees of the Registrant immediately following the completion of the Merger. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional shares of Common Stock and securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	This Post-Effective Amendment No. 1 on Form S-3 covers the offering with respect to securities that was originally registered on the Registrant’s Registration Statement on Form S-4 (File No. 333-257534), which was filed on June 30, 2021, as amended, and was declared effective on August 20, 2021 (the “Form S-4”). All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Form S-4.

EXPLANATORY NOTE

Coterra Energy Inc., a Delaware corporation (formerly known as Cabot Oil & Gas Corporation) (the “Registrant”), hereby amends its Registration Statement on Form S-4 (File No. 333-257534), which was filed on June 30, 2021, as amended, and was declared effective on August 20, 2021 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4, containing an updated prospectus relating to the offer and sale of up to 66,627 shares of the Registrant’s common stock, par value $0.10 per share (“Common Stock”), issuable upon the exercise of certain outstanding stock options (the “Converted Options”) that were initially issued by Cimarex Energy Co., a Delaware corporation (“Cimarex”), under the Cimarex Energy Co. Amended and Restated 2019 Equity Incentive Plan and the Cimarex Energy Co. 2014 Equity Incentive Plan (collectively, the “Plans”), and that were assumed by the Registrant, to individuals who were not directors or employees of the Registrant immediately following the effective time of the Merger, as defined below.

On October 1, 2021, the Registrant and Cimarex consummated a transaction whereby Double C Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant (“Merger Sub”), merged with and into Cimarex (the “Merger”) as contemplated by, and in accordance with, the Agreement and Plan of Merger, dated as of May 23, 2021, by and among the Registrant, Merger Sub and Cimarex (as amended on June 29, 2021, the “Merger Agreement”). As a result of the Merger, Cimarex became a subsidiary of the Registrant. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, certain outstanding awards issued under the Plans were assumed by the Registrant and converted into awards with respect to Common Stock.

Prospectus

Coterra Energy Inc.

66,627 Shares of Common Stock Underlying Options Previously Granted

This prospectus relates to up to 66,627 shares of common stock, par value $0.10 per share (“Common Stock”), of Coterra Energy Inc. (the “Registrant,” “Coterra,” “we,” “us” or “our”). The shares of Common Stock are issuable upon the exercise of outstanding options held by former directors or employees of Cimarex Energy Co. (“Cimarex”), which options were assumed by us in connection with the Merger.

We will not receive any proceeds from the sale of shares of Common Stock covered by this prospectus other than proceeds from the exercise of any options whose underlying shares of Common Stock are covered by this prospectus.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CTRA.” On September 30, 2021, the last reported sale price of our Common Stock on the New York Stock Exchange was $21.76 per share.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission the ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 4, 2021.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus and any written communication prepared by us or on our behalf.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any accompanying prospectus supplement constitute an offer to sell only under circumstances and in jurisdictions where it is lawful to do so.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our Common Stock. You should read this entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q and our financial statements and the notes thereto incorporated by reference into this prospectus supplement before making an investment decision..

THE COMPANY

We are a premier, diversified energy company engaged in the development, exploitation, exploration and production of oil and gas properties exclusively onshore in the United States. Our assets are concentrated in the Marcellus Shale, Permian Basin and Mid-Continent Region. Our Common Stock is listed on the NYSE under the symbol “CTRA.” Our principal executive office is located at Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024, and our telephone number at that address is (281) 589-4600. For further discussion of the material elements of our business, please refer to our most recent Annual Report on Form 10-K and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

THE OFFERING

Issuer	Coterra Energy Inc.

Shares offered	Up to 66,627 shares of Common Stock, par value $0.10 per share.

Use of proceeds	We will not receive any proceeds from the sale of our common shares covered by this prospectus other than proceeds from the exercise of the Converted Options as to which the underlying shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes.

New York Stock Exchange Symbol	“CTRA”

RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties discussed under “Forward-Looking Statements” and the risk factors set forth in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any related prospectus supplement, or incorporated by reference in this prospectus and any related prospectus supplement, or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding future financial and operating performance and results, strategic pursuits and goals, market prices, future hedging and risk management activities. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “forecast,” “target,” “predict,” “may,” “should,” “could,” “will” and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the continuing effects of the COVID-19 pandemic and the impact thereof on our business, financial condition and results of operations, the availability of cash on hand and other sources of liquidity to fund our capital expenditures, actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other exporting nations (OPEC+), market factors, market prices (including geographic basis differentials) of natural gas, results of future drilling and marketing activity, future production and costs, legislative and regulatory initiatives, the integration of the merger of Cimarex Energy Co. and Coterra, electronic, cyber or physical security breaches and other factors detailed herein and in our other SEC filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock covered by this prospectus other than proceeds from the exercise, unless net-exercised as described below, of the Converted Options whose underlying shares of Common Stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of such Converted Options will be exercised.

DESCRIPTION OF THE PLANS

The descriptions of the Cimarex Energy Co. Amended and Restated 2019 Equity Incentive Plan and the Cimarex Energy Co. 2014 Equity Incentive Plan set forth in Exhibits 99.1 and 99.2 hereto are hereby incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The description of our Common Stock, par value $0.10 per share, contained under the heading “Comparison of Stockholders’ Rights” in the Form S-4 is hereby incorporated by reference.

PLAN OF DISTRIBUTION

We are registering 66,627 shares of Common Stock issuable upon the exercise of the Converted Options.

Pursuant to the terms of the applicable options, our shares will be issued to those option holders who elect to exercise and provide payment of the exercise price, including through a “net exercise” of a number of shares otherwise deliverable in respect of the Converted Options. We do not know if or when the Converted Options will be exercised. We also do not know whether any of the shares acquired upon exercise of any Converted Options will subsequently be resold. We are not using an underwriter in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Our SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from us by accessing our website at http://www.coterra.com under the “Investor Relations” link and then the “SEC Filings” link.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) until the termination of each offering under this prospectus. The documents we incorporate by reference include:

•	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021;
•	Registrant’s Current Reports on Form 8-K filed with the SEC on April 30, 2021 (Two Filings), May 24, 2021, June 17, 2021, September 8, 2021, September 17, 2021, September 29, 2021 and October 1, 2021;

•	The description of Registrant’s common stock, par value $0.10 per share, contained in Registrant’s Registration Statement on Form 8-A filed on January 24, 1990, as amended by the Current Reports on Form 8-K filed on January 22, 2010, March 12, 2015, July 29, 2016(Two Filings), May 24, 2021 and June 17, 2021, and any other amendment or report filed for the purpose of updating such description; and

•	The Unaudited Pro Forma Combined Financial Data of the Registrant and Cimarex, contained in Registrant’s Registration Statement on Form S-4 filed on June 29, 2021, as amended on August 13, 2021.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents (other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K).

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning the Registrant at the following address:

Coterra Energy Inc.

Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024

Attention: Investor Relations

Telephone: (281) 589-4600

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby have been passed upon for us by Baker Botts L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of the proved reserves of the Registrant and related future net revenues included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 were subject to an audit performed by Miller and Lents, Ltd., an independent petroleum engineer. Miller and Lents, Ltd. prepared independent estimates of 100 percent of the proved reserves reported by the Registrant and found that such estimates were within 10 percent of the Registrant’s reported proved reserves. Estimates of proved reserves and related future net revenues prepared by the Registrant have been so incorporated in this prospectus in reliance on the authority of such firm as experts in such matters.

The consolidated financial statements of Cimarex Energy Co. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases in 2019 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.

DeGolyer and MacNaughton, an independent petroleum engineering firm, reviewed Cimarex’s proved reserve estimates for properties comprising at least 80% of the total future net revenue discounted at 10% attributable to the total interests held by Cimarex as of December 31, 2020. Estimated quantities of Cimarex’s oil and gas reserves and the net present value of such reserves have been included and incorporated by reference in this prospectus in reliance on the authority of said firm as experts in petroleum engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		5,000
Legal fees and expenses		25,000
Accounting fees and expenses		10,000
Miscellaneous		10,000

Total		$50,000

* Previously paid in connection with the original filing of this Registration Statement on Form S-4.

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 40 of the Coterra bylaws provides for indemnification of Coterra’s directors and officers to the full extent permitted by law, as now in effect or later amended. Section 40 of the Coterra bylaws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by Coterra upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by Coterra.

Additionally, the Coterra certificate of incorporation contains a provision that limits the liability of Coterra’s directors to the fullest extent permitted by the DGCL. The provision eliminates the personal liability of Coterra’s directors or the Coterra stockholders for monetary damages for breach of the director’s fiduciary duty of care as a director. As a result, Coterra stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to Coterra or to the Coterra stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which a director receives an improper personal benefit.

In addition to the indemnification provisions in the Coterra certificate of incorporation and the Coterra bylaws, Coterra has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by Coterra for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of Coterra. Coterra has also entered into indemnity agreements with individual officers. These agreements generally provide such officers with a contractual right to indemnification to the full extent provided by applicable law and the Coterra bylaws as in effect at the respective dates of such agreements.

Coterra has placed in effect insurance which purports (1) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned Coterra bylaws provision or otherwise and (2) to insure Coterra’s officers and directors and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

Item 16.	Exhibits

The exhibits listed below are filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description

3.1*	—	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2021).

3.2*	—	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2021).

4.1*	—	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of the Registrant (Registration No. 333-260035)).

5.1*	—	Opinion of Baker Botts L.L.P. (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-4 of the Registrant (Registration No. 333-257534)).

10.1*	—	Cimarex Energy Co. Amended and Restated 2019 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 of Cimarex (Registration No. 333-256323)).

10.2*	—	Cimarex Energy Co. 2014 Equity Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A of Cimarex filed with the SEC on April 1, 2014).

23.1	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

23.2	—	Consent of PricewaterhouseCoopers LLP.

23.3	—	Consent of KPMG LLP.

23.4	—	Consent of Miller and Lents, Ltd.

23.5	—	Consent of DeGolyer and MacNaughton.

24.1*	—	Powers of Attorney (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-4 of the Registrant (Registration No. 333-257534)).

99.1	—	Summary of Cimarex Energy Co. 2014 Equity Incentive Plan.

99.2	—	Summary of Cimarex Energy Co. Amended and Restated 2019 Equity Incentive Plan.

*	Incorporated by reference to the indicated filing.

Item 17.	Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Coterra Energy Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to such Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 4, 2021.

COTERRA ENERGY INC.

By:	/s/ Thomas E. Jorden
Thomas E. Jorden
Chief Executive Officer, President and Director

Each person whose signature appears below constitutes and appoints each of Thomas E. Jorden, Scott C. Schroeder, Francis B. Barron, Todd M. Roemer and Deidre L. Shearer, as his or her true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 4, 2021.

Signature	Title	Date

/s/ Thomas E. Jorden Thomas E. Jorden	Chief Executive Officer, President and Director (Principal Executive Officer)	October 4, 2021

/s/ Scott C. Schroeder Scott C. Schroeder	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 4, 2021

/s/ Todd M. Roemer Todd M. Roemer	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 4, 2021

* Dan O. Dinges	Executive Chairman	October 4, 2021
/s/ Dorothy M. Ables
Dorothy M. Ables	Director	October 4, 2021
/s/ Robert S. Boswell
Robert S. Boswell	Director	October 4, 2021

/s/ Amanda M. Brock
Amanda M. Brock	Director	October 4, 2021
/s/ Paul N. Eckley
Paul N. Eckley	Director	October 4, 2021
/s/ Hans Helmerich
Hans Helmerich	Director	October 4, 2021
/s/ Lisa A. Stewart
Lisa A. Stewart	Director	October 4, 2021
/s/ Frances M. Vallejo
Frances M. Vallejo	Director	October 4, 2021
/s/ Marcus A. Watts
Marcus A. Watts	Director	October 4, 2021

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors of the Registrant in front of whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the Commission.

By:	/s/ Todd M. Roemer
Todd M. Roemer
Attorney-in-Fact